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                                                                   EXHIBIT 10.34


(COLUMBIA/HCA Healthcare Corporation LOGO)

One Park Plaza
P.O. Box 550 (37202-0550)
Nashville, Tennessee 37203
Phone (615) 344-9551
COLUMBIA/HCA's Home page is http://www.columbiahca.com




January 18, 1999




Mr. Clayton McWhorter
c/o Shirly Newton
310 25th Avenue N., Suite 109
Nashville, TN 37203

Dear Mr. McWhorter:

     Per our agreement, in accordance with the terms of the HCA Supplemental Executive Retirement Plan (SERP), you are entitled to receive a lump sum distribution in the amount of $227,311.73 from the Plan. This payment will fulfill all of the Plan's obligations to you. This lump sum distribution is subject to both income tax and FICA tax withholding. Consequently, in accordance with applicable law, income taxes in the amount of $63,647.28, and FICA taxes in the amount of $7,797.22 have been withheld from your lump sum distribution and will be reported to the Internal Revenue Service on your 1999 Form W-2. The enclosed check represents the remainder of your lump sum distribution in the amount of $155,867.23.

If you have any questions whatsoever regarding the enclosed check, please do not hesitate to call me.


Very truly yours,

/s/ Kimberly K. Sharp

Kimberly K. Sharp
AVP Savings and Retirement


cc: Don Fuson, Director, Corporate Payroll
    Phil Patton, Senior Vice President, Human Resources